STANDARD TERMS AND CONDITIONS OF TRUST

                                       For

                           ENHANCED INDEX TRUST (EIT)

                    Blue Chip 30 - Enhanced Index Trust (EIT)
                   Large Cap 500 - Enhanced Index Trust (EIT)
                   Technology 100 - Enhanced Index Trust (EIT)

                             (and subsequent Series)


                      Effective: ___________________, 2000


                                     Between

                         Enhanced Index Distributors LLC
                                    Depositor

                                Declaration Fund
                                     Trustee

                           Declaration Service Company
                                    Evaluator

                              Portfolio Supervisor

                                TABLE OF CONTENTS

PREAMBLE..................................................................

ARTICLE I - DEFINITIONS...................................................

ARTICLE II - DEPOSIT OF SECURITIES; ACCEPTANCE OF TRUST...

   Sec. 2.01.   Deposit of Securities.....................................
   Sec. 2.02.   Acceptance of Trust.......................................
   Sec. 2.03.   Issuance of Units.........................................
   Sec. 2.04.   Guidelines for Selection of Securities....................
   Sec. 2.05.   Separate Trusts...........................................

ARTICLE III - ADMINISTRATION OF FUND......................................

   Sec. 3.01.   Initial Cost..............................................
   Sec. 3.02.   Income Account............................................
   Sec. 3.03.   Principal Account.........................................
   Sec. 3.04.   Reserve Account...........................................
   Sec. 3.05.   Distribution Statements...................................
   Sec. 3.06.   Sale of Securities........................................
   Sec. 3.07.   Counsel...................................................
   Sec. 3.08.   Notice and Sale by Trustee................................
   Sec. 3.09.   Trustee not Required to Amortize..........................
   Sec. 3.10.   Liability of Depositor....................................
   Sec. 3.11.   Notice to Depositor.......................................
   Sec. 3.12.   Replacement Securities; Replacement Contract
                Obligations; Substitute Securities........................
   Sec. 3.13.   Portfolio Supervisor......................................
   Sec. 3.14.   Expenses Borne by the Trustee.............................

ARTICLE IV - EVALUATION OF SECURITIES; EVALUATOR..........................

   Sec. 4.01.   Evaluation by Evaluator...................................
   Sec. 4.02.   Information for Unit holders..............................
   Sec. 4.03.   Compensation of Evaluator.................................
   Sec. 4.04.   Liability of Evaluator....................................
   Sec. 4.05.   Resignation and Removal of Evaluator;
                Successor.................................................

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ARTICLE V - EVALUATION, REDEMPTION, PURCHASE, TRANSFER,
            INTERCHANGE OR REPLACEMENT OF UNITS...........................
   Sec. 5.01.   Trust Evaluation..........................................
   Sec. 5.02.   Redemptions by Trustee; Purchases
                By Depositor..............................................
   Sec. 5.03.   Transfer or Interchange of Units..........................

ARTICLE VI - TRUSTEE......................................................

   Sec. 6.01.   General Definitions of Trustee's Liabilities,
                Rights and Duties.........................................
   Sec. 6.02.   Books, Records and Reports................................
   Sec. 6.03.   Indenture and List of Securities on File..................
   Sec. 6.04.   Compensation..............................................
   Sec. 6.05.   Removal and Resignation of Trustee; Successor............
   Sec. 6.06.   Qualifications of Trustee.................................

ARTICLE VII - RIGHTS OF UNITHOLDERS.......................................

   Sec. 7.01.   Beneficiaries of Trust....................................
   Sec. 7.02.   Rights, Terms and Conditions..............................

ARTICLE VIII - ADDITIONAL COVENANTS; MISCELLANEOUS
               PROVISIONS.................................................

   Sec. 8.01.   Amendments................................................
   Sec. 8.02.   Termination...............................................
   Sec. 8.03.   Construction..............................................
   Sec. 8.04.   Written Notice............................................
   Sec. 8.05.   Severability..............................................
   Sec. 8.06.   Dissolution of Depositor Not to Terminate.................

                                     FORM of

                          Enhanced Index Trust ( EIT )

                     STANDARD TERMS AND CONDITIONS OF TRUST

                 For Blue Chip 30 - Enhanced Index Trust ( EIT )
                  Large Chip 500 - Enhanced Index Trust ( EIT )
                  Technology 100 - Enhanced Index Trust ( EIT )

                       Effective: _________________, 2000

     These Standard Terms and Conditions of the Trust effective ____________, 2000 are executed between Enhanced Index Distributors, LLC as Depositor, Declaration Fund, as Trustee, and Declaration Service Company, as Evaluator.

                                WITNESSETH THAT:

     In consideration of the premises and of the mutual agreements herein contained, The Depositor, the Trustee and the Evaluator agree as follows:


                                  INTRODUCTION

     These Standard Terms and Conditions of Trust, effective ______________, 2000, Shall be applicable to Blue Chip 30 - Enhanced Index Trust, Large Cap 500-Enhanced Index Trust, Technology 100 - Enhanced Index Trust and all subsequent Series Established after the date of effectiveness hereof, as provided in this paragraph. For Blue Chip 30 - Enhanced Index Trust ( EIT) and all subsequent Series established after the Date of effectiveness hereof to which theses Standard Terms and Conditions of Trust, Effective _____________, 2000, are to be applicable, the Depositor, the Trustee and the Evaluator shall execute a Trust Agreement, incorporating by reference these Standard Terms and Conditions of Trust, effective _______________, 2000, and designating Any exclusion from or exception to such incorporation by reference for the purposes of these Series or variation of the terms hereof for the purpose of those Series and Specifying for those Series ( I ) the Securities deposited in trust and the number of Units delivered by the Trustee in exchange for the Securities pursuant to Section 2.03, (ii) the fractional undivided interest represented by each Unit and (iii) the number of Units of the Series.

     NOW, THEREFORE, in consideration of the premises and of the mutual Agreements herein contained, the Depositor, the Trustee and the Evaluator agree As follows:

                                    ARTICLE I

                                   DEFINITIONS

     SECTION 1.01. Whenever used in this Indenture the following words and phrases, unless the context clearly indicates otherwise, shall have the following:

     (1) "Depositor" shall mean Enhanced Index Distributors, LLC and its successors in interest, or any successor depositor appointed as hereinafter provided.


     (2) "Trustee" shall mean Declaration Fund, or any successor trustee appointed as hereinafter provided.

     (3) "Evaluator" shall mean Declaration Service Company, and its successors in interest, or any successor evaluator appointed as hereinafter provided.

     (4) "Business Day" shall mean any day other than a Saturday, Sunday or a legal holiday or a day on which banking institutions are authorized by law or executive order to close.

     (5) "Contract Obligations" shall mean Securities which are to be acquired by the Trust including any purchased on a when, as and if issued basis, pursuant to purchase contracts which have been assigned to the Trustee.

     (6) "Date of Deposit" shall have the meaning assigned to it in the Trust Agreement.

     (7) "Distribution Date" shall have the meaning assigned to it in the Prospectus.

     (8) "Indenture" shall mean these Standard Terms and Conditions of Trust as originally executed or, if amended as hereinafter provided, as so amended, together with the Trust Agreement creating a particular series of the Fund.

     (9) "Percentage Ratio" shall mean, for each Trust which will issue Additional Units pursuant to Section 2.03 hereof, the percentage relationship existing On the Initial Date of Deposit between (1) the maturity value per Unit of the Zero Coupon Obligations and (2) the number of Mutual Fund shares per Unit. Such Percentage Ratio Shall be calculated and included in each Trust Agreement and each Supplemental Trust Agreement.

     (10) "Prospectus" shall mean the prospectus relating to the Trust filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and dated the date of the Trust Agreement.

     (11) "Reinvestment Program" shall mean the program for reinvestment of principal, income and capital gains payments payable to a Unit holder, in additional Units of a Series then offered by the Depositor.

     (12) "Replacement Contract Obligation" shall have the meaning assigned to it in Section 3.12 hereof.

     (13) "Replacement  Security"  shall  have  the  meaning  assigned  to it in
          Section 3.12 hereof.

     (14) "Securities" shall mean Zero Coupon Obligations, Future Contracts and Options deposited in the Trust, which Securities are listed in Schedule A to the Trust Agreement or are Securities deposited in the Trust Fund pursuant to Section 2.01(b) hereof, and Replacement Securities on Replacement Contract obligations acquired pursuant to
          Section 3.12 hereof, as may from time to time construe to be held as part of the Trust Fund.

     (15) "Supplemental trust Agreement" shall mean an amendment or supplement to the Indenture executed pursuant to Section 2.01(b) for the purpose of depositing additional Securities in the Trust Fund and issuing additional Units.

     (16) "Trust Fund" or "Fund" shall mean the collective Series created by the Trust Agreement, which shall consist of Securities held pursuant and subject to the Indenture, together with all undistributed income or other received or accrued Thereon, any undistributed cash held in the Income and Principal Accounts or Otherwise realized from the sale, redemption, liquidation or maturity thereof. Such amounts as may be on deposit in the Reserve Account hereinafter Established shall be executed from the Trust Fund.

     (17) "Trust" or "Trusts" shall mean the separate Series created by the Trust Agreement, the Securities constituting the portfolio of which are listed in Schedule A attached to the Trust Agreement.

     (18) "Trust Agreement" shall mean the Trust Agreement for the particular series of the Fund into which these Standard Terms and Conditions is incorporated.

     (19) "Unit" shall mean each Unit of fractional undivided interest in and ownership of the Trust which shall be initially equal to the fraction specified in the Trust Agreement, the denominator of which fraction shall be (1) increased by the number of any additional Units issued pursuant to Section 2.03 hereof and (2) decreased by the number of any Units redeemed as provided in Section 5.02 hereof. Whenever reference is made herein to the "interest" of a Unit holder in the Trust or in the Income and Principal Accounts, it shall mean such fractional undivided interest represented by the number of Units held of record by such Unit Holder.

     (20) "Unit holder" shall mean the registered holder of any Unit, as recorded on the registration books of the Trustee.

     (21) "Zero Coupon Obligations" shall mean any zero coupon bonds, i.e., obligations which accrue but do not pay income currently, are sold at a future date, issued by the U.S. government which are deposited in a Trust Fund.

     (22)

     (23) Words importing singular number shall include the plural number In each case and vice versa, and words importing persons shall include corporations And associations, as well as natural persons.

     (24) The words "herein" "hereby", "herewith", "hereof", "hereinafter", "hereunder", "hereinabove", "hereafter", "heretofore" and similar words or phrases of reference and association shall refer to this Indenture in its entirety.

                                   ARTICLE II

                   DEPOSIT OF SECURITIES; ACCEPTANCE OF TRUST;
                                 SEPARATE TRUSTS


     SECTION 2.01. DEPOSIT OF SECURITIES. (a) The Depositor, on the Date of the Trust Agreement, has deposited with the Trustee in trust the Securities listed in Schedule A to the Trust Agreement in bearer form or duly endorsed in blank or accompanied by all necessary instruments of assignment and transfer in proper form to deliver the Securities listed on said Schedule A to the Trustee which were not actually delivered concurrently with the execution and delivery of the Trust Agreement within days after said execution and delivery, or if the contract to buy such Securities between the Depositor and seller is terminated by the seller thereof for any reason beyond the control of the Depositor, the Depositor shall forthwith take the remedial action specified in Section 3.12.

     (b) From time to time following the Initial Date of Deposit, the Depositor is hereby authorized, in its discretion, to assign, convey to and deposit with the Trustee additional Securities, duly endorsed in blank or accompanied by all necessary instruments of assignment and transfer in proper form, to be held, Managed and applied by the Trustee as herein provided. Such deposit of additional Securities shall be made, in each case, shall ensure that each deposit of additional Securities pursuant to this Section shall be in the identical ratio as the Percentage Ratio for such Securities as is specified in the Trust Agreement for each Trust and The Depositor shall ensure that such Securities are identical to those deposited on The Initial Date of Deposit.

     (c) The Trustee may deposit a certified check or checks, cash or cash equivalents, or cash drawn on the irrevocable letter or letters of credit deposited by the Depositor to purchase Securities or Contract Obligations in a non-interest bearing account for the Trust.

     (d) In the event that the purchase of Securities or contract obligations pursuant to any contract shall not be consummated in accordance with said contract, and the depositor does not, on or before the next following Distribution Date, direct the Trustee to utilize monies deposited for the purchase of replacement Securities or Replacement Contract Obligations, the Trustee shall credit to the Principal Account referred to in Section 3.03 the monies, or, if applicable, the monies drawn on an irrevocable letter of credit, deposited by the depositor for the purpose of such purchase. Such funds shall be distributed pursuant to Section 3.05 to Unit holders of record as of the Record Date next following the failure of consummation of such purchase. The Depositor shall cause to be refunded to each unit holder his pro rata portion of the sales charge levied on the sale of Units, if any, to such Unit holder attributable to such Failed Contract Obligation. The Depositor shall also pay to the Trustee, for distribution to the Unit holders, interest on such failed Security or Failed Contract Obligation at the rate of 5% per annum or the coupon rated thereon, whichever is greater, to the date the Depositor is notified of the failure.

     (e) The Trustee is hereby irrevocably authorized to effect registration or transfer of the Securities in fully registered form to the name of the Trustee or to the name of its nominee.

     SECTION 2.02. ACCEPTANCE OF TRUST. The Trustee hereby declares it holds and will hold each Trust as Trustee in trust upon the trusts herein created for the use and benefit of the Unit holders, subject to the terms and conditions of this Indenture.

     SECTION 2.03. ISSUANCE OF UNITS. (a) The Trustee hereby acknowledges receipt of the deposit of the Securities listed in Schedule A to the Trust said deposit, has recorded on its books the ownership, by the Depositor or such other person or persons as may be indicated by the Depositor, of the aggregate number of Units specified in the Trust Agreement and has delivered, or on the order of the Depositor will deliver, in exchange for such Securities, documentation evidencing the ownership of the number of Units specified substantially in the form above recited, representing the Supplemental Trust Agreement, it shall acknowledge that the additional Securities identified therein have been deposited with it by recording on its books the ownership, by the depositor or such other person or persons as may be indicated by the Depositor, of the aggregate number of Units to be issued in respect of such additional Securities so deposited, and Shall, if so requested, execute documentation substantially in the form above recited representing the ownership of an aggregate number of those units. In the event that the Depositor determines that the actual Percentage Ratio between the Zero Coupon Obligations and the other Securities is Different from the original Percentage Ratio established on the Initial Date of Deposit, no additional Securities may be deposited in the Trust nor may additional Units be issued.

     SECTION 2.04 GUIDELINES FOR SELECTION OF SECURITIES. In selecting Securities for deposit in the Trust, the following factors, among others shall be considered by the Depositor: (a) maturities or mandatory payment dates consistent with the life of the Trust, (b) prices and yields of the Securities relative to other securities of comparable quality and maturity, and (c) types of such Securities available. In addition to the considerations listed above, the Depositor may utilize other factors which it considers applicable or pertinent, in its selection of Securities for deposit in the Trust.

     SECTION 2.05 SEPARATE TRUSTS. The Trusts Created by this Indenture are separate and distinct trusts for all purposes and the assets of one Trust may not be commingled with the assets of any other nor shall the expenses of any Trust be charged against the other.

                                   ARTICLE III

                             ADMINISTRATION OF FUND

     SECTION 3.01. INITIAL COST. The cost of the initial preparation and execution of the Indenture, the initial fees of the Trustee, the fees of the Evaluator during the initial Offering period, and other reasonable expenses in connection therewith shall be paid By the Depositor; provided, however, that the liability on the part of the Depositor For such initial costs, fees and expenses shall not include any fees, costs or other expenses incurred in connection herewith after the execution of the Trust Agreement and the deposit referred to in Section 2.01.

     SECTION 3.02. Income Account. The Trustee shall cCollect the income from the Securities in each Trust as such becomes payable (including all monies liquidated damages for default or breach of any condition or term of the Securities or of the underlying instrument relating to any Securities and other income attributable to a Failed Security or a Failed Contract Obligation for which no Replacement Security or Replacement Contract Obligation has been obtained pursuant to Section 3.12 hereof) and credit such income to separate account for each Trust to be known as the "Income Account".

     SECTION 3.03. PRINCIPAL ACCOUNT. All monies received by the Trustee in respect of the Securities, other than amounts credited to the Income account, shall be credited to a separate account to be known as the "Principal Account" (except for (I) monies deposited by the Depositor for purchase of Securities or contract Obligations pursuant to Section 2.01, which shall be separately held in trust by the Trustee for such purpose and shall not be credited to the Principal Account unless and until the Depositor notifies the Trustee that the purchase of such Securities

Or Contract Obligations has failed and no other Replacement Securities or replacement Contract Obligations will be substituted therefor pursuant to
Section 3.12 hereof).

     SECTION 3.04. RESERVE ACCOUNT. From time to time, the Trustee shall withdraw from the cash on deposit in the Income Account or the Principal Account of the appropriate Trust such amounts as it, in its sole discretion, shall deem requisite to establish a reserve for any applicable taxes or other governmental charges that may be payable out of the Trust. Such amounts so withdrawn shall be credited to a separate account for each Trust Which shall be known as the "Reserve Account". The Trustee shall not be required to distribute to the Unit holders any of the amounts in the Reserve Account; provided, however, that if it shall, in its sole discretion, determine that such amounts are no longer necessary for the payment of any applicable taxes or other governmental charges, then it shall promptly deposit such amounts in the account from which withdrawn, or if the Trust shall have terminated or shall be in the Process of termination, the Trustee shall distribute same in accordance with Section 8.02(d) to each Unitholder such holder's interest in the Reserve Account.

     On or immediately prior to each Distribution Date, the Trustee shall satisfy itself as to the adequacy of the Reserve Account, making any further credits thereto as may appear appropriate in accordance with Section 3.04 and shall then with respect to each Trust:

     (a) deduct from the Income Account or, to the extent funds are not available in such Account, from the Principal Account and pay to itself individually the amounts that it is at the time entitled to receive pursuant to Section 6.04;

     (b) deduct from the Income Account or, to the extent funds are not available in such Account, from the Principal Account and pay to the Evaluator the amount that it is at the time entitled to receive pursuant to Section 4.03;

     (c) deduct from the Income Account or, to the extent funds are not available in such Account, from the Principal Account and pay to counsel, as hereinafter provided for, an amount equal to unpaid fees and expenses, if any, of such counsel pursuant to Section 3.07, as certified to by the Depositor; and

II.
     (a) On each Distribution Date, the Trustee shall distribute an amount per Unit equal to such Unit holder's Income Distribution (as defined below) computed as of the close of business on the Record Date immediately preceding such Distribution Date plus such Unit holder's pro rata share of the balance of the Principal Account (except for monies on deposit therein required to purchase Contract Obligations) to each Unit holder of record at the close of business on the preceding Record Date. The Trust shall provide the following distribution elections: (1) Distributions to be made by mail addressed to the post office address of the Unit holder as it appears on the registration books of the Trustee, (2) distributions to be made to the designated agent for any other reinvestment program when, as and if available to the Unit holder through the Depositor. If no election is offered by the Depositor or if no election is specified by the Unit holder at the time or purchase of any Unit, Distribution of principal and income and capital gains, if any, shall be invested as provided in
          (2) above. Once a distribution election has been chosen by the Unit holder, such election shall remain in effect until changed by the Unit holder. Such change of election may be made by notification thereof to the Trustee at any time in form satisfactory to the Trustee. A transferee of any Unit may make his distribution election in the manner as set forth above. The Trustee shall be entitled to receive in writing a notification from the Unit holder as to his or her change of address.

     (b) For the purposes of this Section 3.05, the Unit holder's Income distribution shall be equal to such Unit holder's pro rata share of the cash balance (other than amortized discount) in the Income Account computed as of the close of business on the Record Date immediately preceding such Income Distribution.

     (c) The amount to be so distributed to each Unit holder shall be that pro rata share of the balance of the Income and Principal Accounts, computed as set forth herein, as shall be represented by the Units registered in the name of such Unit holder. In the computation of each such pro rata share, fractions of less than one cent shall be omitted. After any such distribution provided for above, any cash balance remaining in the Income Account or Principal Account shall be held in the same manner as other amounts subsequently deposited in each of such accounts, respectively.

     (d) Principal and other income attributable to Securities or Contract obligations with the Depositor shall have declared by written notice to the Trustee to either be Failed Securities or Failed Contract Obligations for which Replacement Securities or Replacement Contract Obligations are not to be substituted pursuant to Section 3.12 hereof shall be distributed not more than 60 days after the receipt of such notice by the Trustee or at such earlier time in such manner as the Trustee in its sole discretion deems to be in the best interest of Unit holders.

     (e) For the purpose of distributions herein provided, the Unit holders of record on the registration books of the Trustee at the close of business on each Record Date shall be conclusively entitled to such distribution, and no liability shall attach to the Trustee by reason of payment to any Unit holder of record. Nothing herein shall be construed to prevent the payment of amounts from the Income Account and Principal Account to individual Unit holders by means of one check, draft or other instrument or device provided that the appropriate statement of such distribution shall be furnished therewith as provided in Section 3.05 hereof.

     SECTION 3.05. DISTRIBUTION STATEMENTS. With each distribution from the Income or Principal Accounts of a Trust, the Trustee shall set forth, either in the instrument by means of which payment of such distribution from each account, expressed as a dollar amount per Unit of such Trust. The Trustee shall also furnish each Unit holder with a change of address form as part of each statement and, at such times as shall be directed by the Depositor, an election card whereby the Unit holder may elect to participate in the Reinvestment Program.

     Within a reasonable period of time after the last business day of each calendar year, the Trustee shall furnish to each person who at any time during such calendar year was a Unit holder of a Trust a statement setting forth, with respect to such calendar year and with respect to such Trust:

     (A)  as to the Income Account:

          (1) the amount of income received or accrued on the Securities (including amounts received as a portion of the proceeds of any disposition of Securities),

          (2) the amounts paid from the Income Account for purchases of Securities pursuant to Section 3.12 and for redemptions pursuant to Section 5.02,

          (3) the deductions from the Income Account for payment into the Revenue Fund.

          (4) the deductions for applicable taxes and fees and expenses of the Trustee, the Evaluator, counsel, auditors and any expense paid by the Trust pursuant to Section 3.05, and

          (5) the amounts reserved for purchases of Contract Obligations or for purchases made pursuant to Section 3.08; and

          (6) the balance remaining after such distributions and deductions, expressed both as a total dollar amount and as a dollar amount per 1,000 Units outstanding on the last Business Day of sucj calendar year;

     (B)  as to Principal Account:

          (1) the date of principal payments and prepayments due to sale, maturity, redemption, liquidation or disposition of any of the Securities and the net proceeds received therefrom, separately stating amounts attributable to short-term capital gains excluding any portion thereof credited to the Income Account,

          (2) the deductions from the Principal Account, if any, for payment of applicable taxes and fees and expenses of the Trustee, the Evaluator, counsel, auditors and any expenses paid by the Trust under Section 3.05;

          (3)  the amount paid for purchases of  Securities  pursuant to Section
               3.12 and for redemptions pursuant to Section 5.02,

          (4) the deductions from the Principal Account for payments into the Reserve Account;

          (5) the amounts reserved for purchases of Contract Obligations or for purchases made pursuant to Section 3.12; and

          (6) the balance remaining after such distributions and deductions, expressed both as a total dollar amount and as a dollar amount per Unit outstanding on the last Business Day of such calendar year; and

     (C)  the following information:

          (1) a list of Securities as of the last Business Day of such calendar year, (grouped in the case of fixed income obligations by coupon and maturity range) and a list which identifies all Securities sold or other Securities acquired during such calendar year, if any;

          (2) the number of Units outstanding on the last Business Day of such calendar year,

          (3) the Unit Value as defined in Section 5.01 based on the last Trust Fund Evaluation pursuant to Section 5.01 made during such calendar year, and

          (4) the amounts actually distributed or which are otherwise attributable to Unit holders during such calendar year from the Income and Principal Accounts, separately stated, expressed both as total dollar amounts and as dollar amounts per Unit outstanding on the Record Dates for such distributions and the status of such distributions for federal income tax purposes.

     SECTION 3.06. SALE OF SECURITIES. If necessary, in order to Maintain the sound investment character of a Trust, the Depositor may direct the Trustee to sell or liquidate Securities in such Trust at such price and time and in such manner as Shall be determined by the Depositor, provided that the Depositor has determined that any one or more of the following conditions exist:

     (a) that there has been a default on any of the Securities in the payment of principal or income, or both, when due and payable;

     (b) that any action or proceeding has been instituted at law or equity seeking to restrain or enjoin the payment of principal or income on any such Securities, or that there exists any other legal question or impediment affecting such Securities or the payment of principal of or income from the same;

     (c) that there has occurred any breach of covenant or warranty in any trust indenture or other document, under which such Securities are outstanding or otherwise relating to the issuer or the guarantor thereof which would adversely affect either immediately or contingently the payment of principal of or income from the Securities, or their general credit standing, or otherwise impair the sound investment character of such Securities;

     (d) that there has been a default in the payment of principal of or income or premium, if any on any other outstanding obligations of the issuer of such Securities;

     (e) that the price of any such Securities had declined to such an extent or other such market or credit factors exist so that in the opinion of the Depositor as evidenced in writing to the Trustee, the retention of such Securities would be determined to the Trust Fund and to the interest of the Unit holders;

     (f) that all of the Securities in the Trust Fund will be sold pursuant to termination of the Trust pursuant to Section 8.02 hereof:

     (g)  that such sale is required due to Units tendered for redemption.

     Upon receipt of such direction from the Depositor, upon which the Trustee Shall rely, the Trustee shall proceed to sell or liquidate the specifies Securities in accordance with Such direction, and upon the receipt of the proceeds of any such sale or liquidation, after Deducting therefrom any fees and expenses of the Trustee and any brokerage charges, taxes or Other governmental charges shall deposit such net proceeds in the Principal Account; provided, However, that Zero Coupon Obligations may not be sold to pay the fees and expenses of the Trust, includingthe Trustee's fees, unless the Depositor certifies to the Trustee that the sale of such Zero Coupon Obligations will not reduce the face value of Zero Coupon Obligations still held in the Trust below the amount needed to comply with the representations set forth in the Prospectus.

     The Trustee shall not be liable or responsible in any way for depreciation or loss Incurred by reason of any sale made pursuant to any such direction or by reason of the failure of Of the Depositor to give any such direction, and in the absence of such direction the Trustee shall Have no duty to sell or liquidate any Securities under this Section 3.06 except to the extent Otherwise required by Section 3.08 of this Indenture.

     SECTION 3.07. COUNSEL.The Depositor may employ from time to time, as it deems necessary or desirable, a firm of attorneys for any legal services which may be required in connection with the Securities, including any advice as to whether any Securities constitute Restricted Securities and any legal matters relating to the possible disposition or acquisition of any Securities pursuant to any provisions hereof or for any other reasons deemed advisable by the Depositor or the Trustee, in their discretion. The fees and expenses of such counsel may, at the discretion of the Depositor, be paid by the Trustee from the Income Account and Principal Account as provided for in Section 3.05(I)(C) hereof.

     SECTION 3.08. NOTICE AND SALE BY TRUSTEE. If at any time the principal stated value or par value of or income from any of the Securities shall be in default and not paid or provision for payment thereof shall not have been duly made, the Trustee shall notify the Depositor thereof. If within 30 days of such notification the Depositor has not given any instruction to sell or hold or has not taken any other action in connection with such Securities The Trustee may in its discretion sell such Securities forthwith, and neither the Depositor nor the Trustee shall be liable or responsible in any way for depreciation or loss incurred by reason Of such sale.

     SECTION 3.09. TRUSTEE NOT REQUIRED TO AMORTIZE. Nothing in this Indenture, or otherwise, shall be construed to require the Trustee to make any adjustments between the Income and Principal Accounts by reason of any premium or discount in respect of any of the Securities.

     SECTION 3.10. LIABILITY OF DEPOSITOR. The Depositor shall be under no liability to the Unit holders for any action taken or for refraining from the taking of any action in good faith pursuant to this indenture or for errors in judgment, but shall be liable only for its own willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder. The Depositor may rely in good faith on any paper, order, notice list, affidavit, receipt, opinion, endorsement, assignment, draft or any other document of any kind prima facie properly executed and submitted to it by the Trustee, bond counsel or any other persons pursuant to this indenture and in furtherance of its duties.

     SECTION 3.11. NOTICE TO DEPOSITOR. In the event that the Trustee shall have been notified at any time of any action to be taken or proposed to be taken by at least a legally required number of holders of any Zero Coupon Obligation (including but not limited to the making of any demand, direction, request, giving of any notice, consent or waiver or the voting with respect to any amendment or supplement to any indenture, resolution, agreement or other instrument under or pursuant to which the Zero Coupon Obligations have been issued) the Trustee shall promptly notify the Depositor and shall thereupon take such action or refrain from taking any action as the Depositor shall in writing direct; however, that if the Depositor shall not within five Business Days of the giving of such notice to the Depositor direct the Trustee to take or refrain from taking any action, the Trustee shall take such action as it, in its sole discretion, shall deem advisable.

     Neither the Depositor nor the Trustee shall be liable to any person for any action or failure to take action pursuant to the terms of this Section 3.11 other than failure to notify the Depositor.

     SECTION 3.12. REPLACEMENT OF SECURITIES; REPLACEMENT CONTRACT OBLIGATIONS; SUBSTITUTE SECURITIES. In the event that any contract to purchase Securities, or any Contract Obligation is declared by the Depositor to have failed (a "Failed Security" or a "Failed Contract Obligation," respectively), the Depositor may instruct the Trustee in writing to purchase a replacement security or a replacement contract obligation, as defined herein which has been selected by the Depositor (the "Replacement Security" or "Replacement Contract Obligation") out of funds held by the Trustee pursuant to Section 3.03 for the original purchase of such Failed Security or Failed Contract Obligation. Purchases of Replacement Contract Obligations or

Replacement Securities or Substitute Securities (the "New Securities") may be made subject to the conditions set forth below:

     (a) The New Securities shall be of the same general type and characteristics as the Securities originally selected for deposit in that Series of the Trust and at least as high in quality as the minimum , if any, established for such Series at the Date of Deposit;

     (b) The new Securities shall not constitute Restricted Securities;

     (c) The purchase of the new Securities shall not adversely affect the federal income tax status of the Trust;

     (d) The purchase price of the new Securities shall not exceed the balance in the Principal Account, at the time of such direction resulting (i) from the deposit of money therein as a result of any failure of contracts to purchase Contract Obligations or Securities, (ii) from proceeds of any sale of Securities pursuant to Section 3.06 and (iii) from the proceeds of any sale of Securities pursuant to Section 5.02; and

     (e) The written instructions of the Depositor shall (i) identify the New Securities to be purchased, (ii) state that the contract to purchase, if any, to be entered into by the Trustee is satisfactory in form and substance and (iii) state that the foregoing conditions of clauses (a) through (d) have been satisfied with respect to the New Securities.

     Upon satisfaction of the foregoing conditions with respect to any New Securities, the Trustee shall enter into the contract to purchase such New Securities and take all steps reasonably necessary to complete the purchase thereof. Whenever a New Security is acquired by the Trustee pursuant to the provisions of this Section, the Trustee will, as agent for the Depositor, not later than 5 days after such acquisition, mail to each Unity holder a notice of such acquisition, including an identification of the Securities eliminated and the Securities acquired. Amounts in respect of the purchase price thereof on account of principal shall be paid out of and charged against the Principal Account. The Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of any purchase made pursuant to any such directions an in the absence of such directions the Trustee shall have no duty to purchase any New Securities under this Indenture. The Depositor shall not be liable for any failure to instruct the Trustee to purchase any New Securities or for errors of judgment in respect to this Section 3.12; provided, however, that this provision shall not protect the Depositor against any liability to which it would otherwise by subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder.

     SECTION 3.13. EXPENSES BORNE BY THE TRUSTEE. The following regular and recurring expenses of the Trust shall be borne by the Trustee: postage, stationery, printing and reproduction charges incurred in preparing and mailing the statements and reports furnished pursuant to Sections 3.05 and 6.02 and the distributions made pursuant to Section 3.04; provided, however, that the Trustee shall not be obligated to bear expenses pursuant to this Section in excess of the amount, if any, specified in the indenture with regard to any calendar year of the Trust (or in excess of a prorated portion of such amount in regard to periods of less than one year) and any such amount in excess so paid by the Trustee may be reimbursed to the Trustee pursuant to Section 6.04.

                                   ARTICLE IV

                       EVALUATION OF SECURITIES; EVALUATOR

     SECTION 4.01. EVALUATION BY EVALUATOR. (a) The Evaluator shall determine separately and shall promptly furnish to the Trustee and the Depositor upon request the value of each issue of

Securities (including Contract Obligations) ("Evaluation") as of the Evaluation Time on each Business Day during the period which the Units are being offered for sale to the public, such Evaluation to be effective for all purchases received in proper form in the preceding 24 hour period. As part of the Trust Evaluation, the Evaluator shall determine separately and promptly furnish to the Trustee and the Depositor upon request the Evaluation of each issue of Securities initially deposited in the Trust on the Date of Deposit. The Evaluator's determination of the offering prices of the Securities on the Date of Deposit shall be included in Schedule A attached to the Trust Agreement.

     (b) During the initial offering period namely, from the date of effectiveness of the Registration Statement under the Securities Act of 1933 relating to the Units, to and including the day which is designated in writing by the Depositor to the Trustee and Evaluator as the conclusion of such period, such Evaluation shall be made in the following manners if the Securities are listed on a national securities exchange, such Evaluation shall generally be based on the closing sale price on such exchange (unless the Evaluator deems such price inappropriate as a basis for Evaluation). If the Securities are not so listed or, if so listed, the principal market therefor is other than on such exchange or there is no closing sale price on such exchange, such Evaluation shall generally be based on the following methods or any combination thereof whichever the Evaluator deems appropriate: (a) on the basis of current offering prices for the Zero coupon Obligations as obtained from investment dealers or brokers who customarily deal in securities comparable to those held by the Trust and, with respect to any Mutual Fund shares deposited in a Trust, the net asset value of such shares, (b) if offering prices are not available for the Zero Coupon Obligations, on the basis of current offering value as determined in good faith by the Evaluator, (c) by determining the valuation of the Zero Coupon Obligations on the offering side of the market by appraisal, or, in the case of the Mutual Fund shares, the net asset value as determined in good faith by the Evaluator, or (d) by any combination of the above. For each Evaluation, the Evaluator shall also determine and furnish to the Trustee and the Depositor the aggregate of (a) the value of all Securities on the basis of such Evaluation and (b) on the basis of the information furnished to the Evaluator by the Trustee pursuant to
          Section 3.14, cash on hand in the Trust (other than cash specifically for the purchase of Contract Obligations),

     (c) After the initial offering period, Evaluation of the Securities shall be made for purposes of the Trust Fund Evaluations required by Sections 4.01(a), 5.01 and 5.02 in determining Redemption Value and Unit Value in the manner described in 4.01(b) on the basis of current bid prices for the Zero Coupon Obligations and the net asset value of the Mutual Fund shares.

     SECTION 4.02. INFORMATION FOR UNIT HOLDERS. For the purpose of permitting Unit holders to satisfy any reporting requirements of applicable federal or state tax law, the Evaluator shall make available to the Trustee and the Trustee shall transmit to any Unit holder upon request any determinations made by it pursuant to Section 4.01.

     SECTION 4.03. COMPENSATION OF EVALUATOR. As compensation for its services hereunder, the Evaluator shall receive against a statement therefor submitted to the Trustee on or before each Record Date, an amount equal to the amount specified as compensation for the Evaluator in the Trust Agreement provided, however, if at any time the fee of the Trustee shall have been increased pursuant to Section 6.04, the compensation of the Evaluator hereunder shall at the same time be ratably increased.

     SECTION 4.04. LIABILITY OF EVALUATOR. The Trustee, the Depositor and the Unit holders may rely on any Evaluation furnished by the Evaluator and shall have no responsibility for the accuracy thereof. The determinations made by the Evaluator hereunder shall be made in good faith upon the basis of the best information available to it. The Evaluator against any liability to which it would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder.

     SECTION 4.05. RESIGNATION AND REMOVAL OF EVALUATOR; SUCCESSOR. (a) The Evaluator may resign and be discharged hereunder, by executing an instrument in writing resigning as Evaluator and filing the same with the Depositor and the Trustee, not less than 60 days before the date specified in such instrument when, subject to Section 4.05(e), such resignation is to take effect. Upon receiving such notice of resignation, the Depositor and the Trustee shall use their best efforts to appoint a successor evaluator having qualifications and at a rate of compensation satisfactory to the Depositor and the Trustee. Such appointment shall be made by written instrument executed by the Depositor and the Trustee, in duplicate, one copy of which shall be delivered to the resigning Evaluator and one copy to the successor evaluator. The Depositor or the Trustee may remove the Evaluator at any time upon 30 days' written notice and appoint a successor evaluator having qualifications and at a rate of compensation satisfactory to Depositor and the Trustee. Such appointment shall be made by written instrument executed by the Depositor and the Trustee, in duplicate, one copy of which shall be delivered to the Evaluator so removed and one copy to the successor evaluator. Notice of such resignation or removal and appointment of a successor evaluator shall be mailed by the Trustee to each Unit holder then of record.

     (b) Any successor evaluator appointed hereunder shall execute, acknowledge and deliver to the Depositor and the Trustee an instrument accepting such appointment hereunder, and such successor evaluator without any further act, deed or conveyance shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder with like effect as if originally named Evaluator herein and shall be bound by all the terms and conditions of this Indenture.

     (c) In case at any time the Evaluator shall resign and no successor evaluator shall have been appointed and have accepted appointment within 30 days after notice of resignation has been received by the Depositor and the Trustee, the Evaluator may forthwith apply to a court of competent jurisdiction for the appointment of a successor evaluator. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, appoint a successor evaluator.

     (d) Any corporation into which the Evaluator hereunder may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Evaluator hereunder shall be a party, shall be the successor evaluator under this Indenture without the execution or filing of any paper, instrument or further act to be done to the part of the parties hereto, anything herein, or in any agreement relating to such merger or consolidation, by which the Evaluator may seek to retain certain powers, rights and privileges theretofore obtaining for any period of time following such merger or consolidation, to the contrary notwithstanding.

     (e) Any resignation or removal of the Evaluator and appointment of a successor evaluator pursuant to this Section shall become effective upon acceptance of appointment by the successor evaluator as provided in subsection (b) hereof.

                                    ARTICLE V

EVALUATION, REDEMPTION, PURCHASE, TRANSFER, INTERCHANGE OR REPLACEMENT OF UNITS

     SECTION 5.01. TRUST EVALUATION. As of the Evaluation Time on each business Day, the Trustee shall: Add (1) all monies on deposit in the Trust (excluding
(a) cash, cash  equivalents or letters of credit  deposited  pursuant to Section
2.01 hereof for the purchase of Securities or Contract Obligations, unless such cash or letters of credit have been deposited in the Principal Account because of failure to apply such monies to the purchase of Securities or Contract Obligations, unless such cash or letters of credit have been deposited in the Principal Account because of failure to apply such monies to the purchase of Securities or Contract Obligations pursuant to the provisions of Sections 2.01 and 3.03 hereof and, excluding (b) monies credited to the Reserve Account pursuant to Section 3.04 hereof), plus (2) the aggregate Evaluation of all Securities (including Contract Obligations) on deposit in the Trust as is determined by the Evaluator (such Evaluation to be made on the basis of bid prices for the Securities for the purpose of computing redemption value of Units as set forth in Section 5.02 hereof), plus (3) all other income from the Securities as of the close of business on the date of such Evaluation together with all other assets of the Trust. For each such evaluation there shall be deducted from the sum of the above (I) amounts representing any applicable taxes or governmental charges payable our of the respective Trust and for which no deductions shall have previously been made for the purpose of addition to the Reserve Account, (ii) amounts representing estimated accrued expenses of such Trust including but not limited to unpaid fees and expenses of the Trustee, the Evaluator, the Portfolio Supervisor, the Depositor and counsel, in each case as reported by the Trustee to the Depositor on or prior to the date of evaluation, and (iii) if on or after a record date and prior to the next following Income Distribution Date, any monies held for distribution to Unit holders of Record as of such Record Date. The resulting figure is herein called a "Trust Fund Evaluation." The value of the pro rata share of each Unit of the respective Trust determined on the basis of any such evaluation shall be referred to herein as the "Unit Value"

     For each day on which the Trustee shall make a Trust Fund Evaluation it shall also determine "Unit Value" for such day. Such "Unit Value" shall be determined by dividing said Trust Fund Evaluation by the number of Units outstanding on such day.

     SECTION 5.02. REDEMPTIONS BY TRUSTEE; PURCHASES BY DEPOSITOR. Any Unit by means of an appropriate request for redemption in form approved by Trustee shall be paid by the Trustee on the seventh calendar day following the day on which tender for redemption is made in proper form, provided that if such day of payment is not a Business Day, then such payment shall be on the first Business Day prior thereto (being herein called the "Settlement Date"). Subject to payment by such Unit holder of any tax or other governmental charges which may be imposed thereon, such redemption is to be made by distributing Securities in an amount equivalent to the Unit Value, to such Unit holder or by payment of cash equivalent to the Unit Value determined on the basis of a Trust Fund Evaluation made in accordance with Section 5.01 determined by the Trustee as of the close of business on the Redemption Date, multiplied by the number of Units tendered for redemption (herein called the "Redemption Value"), or if the Unit holder wishes to redeem a number of Units less than all those so tendered, multiplied by the number Units so designated by such Unit holder for redemption. Units received for redemption by the Trustee on any day after the close of trading on the New York Stock Exchange will be held by the Trustee until the next day on which the New York Stock Exchange is open for trading and will be deemed to have been tendered on such day for redemption at he Redemption Value computed on that day.

     The portion of the Redemption Value, which represents income, shall be withdrawn from the Income Account to the extent available. The balance paid on any Redemption Value, including income not paid from the Income Account, if any, shall be withdrawn from the Principal Account to the extent available for such purpose. If such available funds shall be insufficient, the Trustee shall sell such Securities as have been designated on the current list for such purpose by the Depositor, as hereinafter in this Section 5.02 provided, in amounts as the Trustee in its discretion shall deem advisable or necessary in order to fund the Principal Account for purposes of such redemption, but in no event shall the Trustee sell Securities in an amount less than the minimum amount specified by the Depositor in the Trust Agreement. If Securities are sold from any Trust, they will be sold in amounts which are consistent with the Percentage Ratio as defined in Section 1.02 hereof. Sale of Securities by the Trustee shall be made in such manner as the Trustee shall determine will bring the best price obtainable for the Trust. In the event that either (i) funds are withdrawn from the Principal Account and are applied to the payment of income upon any redemption of Units or (ii) Securities are sold for the payment of the Redemption Value and any portion of the proceeds of such sale is applied to the payment of income upon such redemption, then, in either such event, the Principal Account shall be reimbursed therefore at such time as sufficient funds may be next available in the Income Account for such purpose.

     The Trustee may in its discretion, and shall when so directed by the Depositor in writing, suspend the right of redemption for Units of a Trust or postpone the date of payment of the Redemption Value for more than seven calendar days following the day on which tender for redemption is made (i) for any period during which the New York Stock Exchange is closed other than customary weekend and holiday closings or during which trading on the New York Stock Exchange is restricted; (ii) for any period during which an emergency exists as a result of which disposal by such Trust of the Securities is not reasonably practicable or it is not reasonable practicable fairly to determine in accordance herewith the value of the Securities; or (iii) for such other period ad the Securities and Exchange Commission may by order permit, and shall not be liable to any person or in any way for any loss or damage which may result from any such suspension or postponement.

     Not later than the close of business on the day of tender of any Unit for redemption by a Unit holder other than the Depositor, the Trustee shall notify the Depositor of such tender. The Depositor shall have the right to purchase such Unit by notifying the Trustee of its election to make such purchase as soon as practicable thereafter but in no event subsequent to the close off business on the second Business Day after the day on which such Unit was tendered for redemption. Such purchase shall be made by payment by the Depositor to the Unit holder on the Redemption Date of an amount not less than the Redemption Value which would otherwise be payable by the Trustee to such Unit holder. So long as the Depositor maintains a bid in the secondary market, the Depositor may repurchase the Units tendered to the Trustee for redemption by the Depositor but shall be under no obligation to maintain any bids and may, at any time while so maintaining such bids, cease to do so immediately at any time or from time to time without notice.

     Any Units so purchased by the Depositor may at the option of the Depositor be tendered to the Trustee for redemption at the corporate trust office of the Trustee in the manner provided in the first paragraph of this Section 5.02.

     Notwithstanding the foregoing provisions of this Section 5.02, the Trustee is hereby irrevocably authorized in its discretion, in the event that the Depositor does not purchase any Units tendered to the Trustee for redemption, or in the event that a Unit is being tendered by the Depositor for redemption, in lieu of redeeming Units to sell Units in the over-the-counter market through any broker-dealer of its choice for the account of the tendering Unit holder at prices which will return to the Unit holder an amount in cash, net after deduction brokerage commissions, transfer taxes and other charges, equal to or in excess of the Redemption Value which such Unit holder would otherwise be entitled to receive on redemption pursuant to this Section 5.02. The Trustee shall pay to the Unit holder the net proceeds of any such sale of the day on which such Unit holder would otherwise be entitled to receive payment of the Redemption Value hereunder.

     The Depositor shall maintain with the Trustee a current list of Securities designated to be sold for the purpose of funding the Principal Account for redemption of Units tendered for redemption and, to the extent necessary, for payment of expenses under this Indenture. In Connection therewith, the Depositor may specify in the Trust Agreement the minimum principal amounts of any Securities to be sold at any one time. If the Depositor shall for any reason fail to maintain such a list, the Trustee may in its sole discretion designate a current list of Securities for such purposes. The net proceeds of any sale of Securities from such list representing income shall be credited to the Income Account and then disbursed therefrom for payment of expenses and payments to Unit holders required to be paid under this Indenture. Any balance remaining after such disbursements shall remain credited to the Principal Account.

     Neither the Depositor nor the Trustee shall be liable or responsible in any way for depreciation or loss incurred by reason of any sale of Securities made pursuant to this Section 5.02.

     SECTION 5.03. TRANSFER OR INTERCHANGE OF UNITS. The registered holder of any Unit held may transfer such Unit merely by the presentation of transfer instructions to the Trustee at the corporate trust office of the Trustee accompanied by such documents as the Trustee deems necessary to evidence the authority of the person making such transfer and executed by the registered holder or his authorized attorney, whereupon he Trustee shall make proper notification of such transfer on the registration books of the Trustee. The Trustee may deem and treat the registered Unit holder as the owner of the Units for all purposes hereunder.

                                   ARTICLE VI

                                     TRUSTEE

     SECTION 6.01. GENERAL DEFINITION OF TRUSTEE'S LIABILITIES, RIGHTS AND DUTIES. The Trustee shall in its discretion undertake such action as it may deem necessary at any and all times to protect each Trust and the rights and interests of the Unit holders pursuant to the terms of this Indenture; provided, however, that the expenses and costs of such actions, undertakings or proceedings shall be reimbursable to the Trustee from the Income and Principal Accounts of such Trust, and the payment of such costs and expenses shall be secured by a prior lien on such Trust.

     In addition to and notwithstanding the other duties, rights, privileges and liabilities of the Trustee as otherwise set forth, the liabilities of the Trustee are further defined as follows:

     (a) All money deposited with or received by the Trustee hereunder related to a Trust shall be held by it without interest in trust within the meaning of the Investment company Act of 1940, as part of the Trust Fund or the Reserve Account of such Trust until required to be disbursed in accordance with the provisions of this Indenture, and such moneys will be segregated by separate recordation on the trust ledger of the Trustee so long as such practice preserves a valid preference under applicable law, or if such preference under applicable law, or if such preference is not so preserved the Trustee shall handle such moneys in such other manner as shall constitute the segregation and holding thereof in trust within the meaning of the Investment Company Act of 1940.

     (b) The Trustee shall be under no liability for any action taken in good faith on any appraisal, paper, order list, demand, request, consent, affidavit, notice, opinion, direction, evaluation, endorsement, assignment, resolution, draft or other document whether or not of the same kind prima facie properly executed, or for the disposition of moneys, or Units pursuant to this Indenture, or in respect of any evaluation which it is required to make or is required or permitted to have made by others under this Indenture or otherwise, except by reason of its own negligence, lack of good faith or willful misconduct, provided that the Trustee shall not in any event be liable or responsible for any evaluation made by the Evaluator. The Trustee may construe any of the provisions of this Indenture, insofar as the same may appear to be ambiguous or inconsistent with any other provisions here of, and any construction of any such provisions hereof by the Trustee in good faith shall be binding upon the parties hereto.

     (c) The Trustee shall not be responsible for or in respect of the recitals herein, the validity or sufficiency of this Indenture or for the due execution hereof by the Depositor, the Portfolio Supervisor, or the Evaluator, or for the form, character, genuineness, sufficiency, value or validity of any of the Securities (except that the Trustee shall be responsible for the exercise of due care in determining the genuineness of Securities delivered to it pursuant to contracts for the purchase of such Securities) or for or in respect of the validity or sufficiency of the Units (except for the due execution thereof by the Trustee) or for the payment by the Insurer of amounts due under, and the Trustee shall in no event assume or incur any liability, duty or obligation to any Unit holder or the Depositor other than as expressly provided for herein. The Trustee shall not be responsible for or in respect of the validity of any signature by or on behalf of the Depositor, the Portfolio Supervisor or the Evaluator.

     (d) The Trustee shall be under no obligation to appear in, prosecute or defend any action which in its opinion may involve it in expense or liability, unless as often as required by the Trustee it shall be furnished with reasonable security and indemnity against such expense or liability, and any pecuniary cost of the Trustee from such actions shall be deductible from and a charge against the Income and Principal Accounts of the affected Trust or Trusts. The Trustee shall, in its discretion, undertake such action as it may deem necessary at any and all times to protect the Trust and the rights and interests of the Unit holders pursuant to the terms of this Indenture, provided however, that the expenses and costs of such actions, undertakings or proceedings shall be reimbursable tot he Trustee from the Income and principle Accounts.

     (e) The Trustee may employ agents, attorneys, accountants and auditors and shall not be answerable for the default or misconduct of any such agents, attorneys, accountants or auditors if such agents, attorneys, accountants or auditors shall have been selected with reasonable care. The Trustee shall be fully protected in respect of any action under his Indenture taken or suffered in good faith by the Trustee, in accordance with the opinion of its counsel. The fees and expenses charged by such agents, attorneys, accountants and auditors shall constitute an expense of the Trustee, reimbursable from the Income and Principal Accounts of the affected Trust as set forth in Section 6.04 hereof.

     (f) If at any time the Depositor shall fail to undertake or perform any of the duties which by the terms of this Indenture are required by it to be undertaken or performed, or such Depositor shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of such Depositor or of its property shall be adjudged a bankrupt or insolvent, or a receiver of such Depositor or of its property shall be appointed, or any public officer shall take charge or control of such Depositor or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then in any such case, the Trustee may (1) appoint a successor depositor who shall act hereunder in all respects in place of such Depositor, which successor shall be satisfactory to the Trustee, and which may be compensated at rates deemed by the Trustee to be reasonable under the circumstances, by deduction ratably from the Income Account of the affected Trusts or, to the extent funds are not available in such Account, from the Principal Account of the affected Trusts, but no such deduction shall be made exceeding such reasonable amount as the Securities and Exchange Commission may prescribe in accordance with Section 26(a)(2)(c) of the Investment Company Act of 1940, or (2) terminate this Indenture and the trust created hereby and liquidate the Trust Fund in the manner provided in Section 8.02.

     (g) If (I) the value of any Trust as shown by any evaluation by the Trustee pursuant to Section 5.01 hereof shall be less than 20% of the aggregate principal amount of Securities initially deposited in such Trust, or (ii) by reason of the Depositor's redemption of Units of a Trust not theretofore sold constituting more than 60% of the number of units initially authorized, the net worth of the Trust is reduced to less than 40% of the aggregate principal amount of Securities initially deposited in such Trust, the Trustee may in its discretion, and shall when so directed by the Depositor, terminate this Indenture and the trust created hereby and liquidate such Trust, all in the manner provided in Section 8.02.

     (h) In no event shall the Trustee be liable for any taxes or other governmental charges imposed upon or in respect of the Securities or upon the interest thereon or upon it as Trustee hereunder or upon or in respect of any Trust which it may be required to pay under any present or future law of the United States of America or of any other taxing authority having jurisdiction in the premises. For all such taxes and charges and for any expenses, including counsel fees, which the trustee may sustain or incur with respect to such taxes or charges, the Trustee shall be reimbursed and indemnified out of the Income and principal Accounts of the affected Trust, and the payment of such amounts so paid by the Trustee shall be secured by a prior lien on such Trust.

     (i) No payment to a Depositor or to any principal underwriter (as defined in the investment Company Act of 1940) for the Trust or to any affiliated person (as so defined) or agent of a Depositor or such underwriter shall be allowed the trustee as an expense except for payment of such reasonable amounts as the Securities and Exchange Commission may prescribe as compensation for performing bookkeeping and other administrative services of a character normally performed by the Trustee.

     (j) The Trustee, except by reason of its own negligence or willful misconduct, shall not be liable for any action taken or suffered to be taken by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture.

     (k) The Trustee in its individual or any other capacity may become an owner or pledgee of, or be an underwriter or dealer in respect of, obligations issued by the same issuer (or an affiliate of such issuer) of any Securities at any time held as part of the Trust and may deal in any manner with the same or with the issuer (or an affiliate of the issuer) with the rights and powers as if it were not the Trustee hereunder.

     (l) The Trust may include a letter or letters of credit for the purchase of Securities or Contract Obligations issued by the Trustee in its individual capacity for the account of the Depositor and the Trust within the same rights and powers as if it were not the Trustee hereunder.

     SECTION 6.02. BOOKS, RECORDS AND REPORTS. The Trustee shall keep proper books of record and account of all the transactions of each Trust under this Indenture at its corporate trust office, including a record of the name and address of, and held by, every Unit holder, and such books and records of each Trust shall be open to inspection by any Unit holder of such Trust at all reasonable times during the usual business hours. The Trustee shall make such annual or other reports as may from time to time be required under any applicable state or federal statute or rule or regulation thereunder.

     Unless the Depositor determines that such an audit is not required, the Trustee shall cause audited statements as to the assets and income of each Trust of the Fund to be prepared on an annual basis by independent public accountants selected by the Depositor, provided, however, if the cost to a Trust for preparation of such statements shall excess an amount equivalent to $.50 per 1,000 Units on an annual basis then the Trustee shall not be required to have such statements prepared.

     To the extent permitted under the Investment Company Act of 1940 as evidenced by an opinion of independent counsel tot he Depositor or "no-action" letters issued by or published interpretations of the staff of the Securities and exchange Commission, the Trustee shall pay, or reimburse to the Depositor or others, from the Income or Principal Account the costs of the preparation of documents and information with respect to each Trust required by law or regulation in connection with the maintenance of a secondary market in units of each Trust. Such costs may include but are not limited to accounting and legal fees, blue sky registration and filing fees, printing expenses and other reasonable expenses related to documents required under Federal and state securities laws.

     SECTION 6.03. INDENTURE AND LIST OF SECURITIES ON FILE. The Trustee shall keep a certified copy or duplicate original of this Indenture on file at its corporate trust office available for inspection at all reasonable times during the usual business hours by any Unit holder, together with a current list of the Securities in each Trust.

     SECTION 6.04. COMPENSATION. The Trustee shall receive at the times set forth in Section 3.04, as compensation for performing ordinary normal recurring services under this Indenture, an amount per 1,000 Units equal to the amount per period specified as compensation for the Trustee in the Trust Agreement. The computation of such compensation shall be made on the basis of the largest number of Units in the Trust at any time during such period. The Trustee may from time to time adjust its compensation as set forth above, provided that total adjustment upward does not, at the time of such adjustment, exceed the percentage of the total increase, after the date hereof, in consumer prices for services as measured by the United States Department of Labor Consumer Price Index entitled "All Services less Rent". The consent or concurrence of any Unit holder hereunder shall not be required for any such adjustment or increase. Such compensation shall be charged by the Trustee against the Income and Principal Accounts of each Trust on or before the Distribution Date on which such period terminates;

provided, however, that such compensation shall be deemed to provide only for the usual, normal and proper functions undertaken as Trustee pursuant to this Indenture.

     Except as provided in Section 3.15 hereof, the Trustee shall charge the Income and Principal Accounts for any and all expenses and disbursements incurred hereunder, including legal and auditing expenses, and for any extraordinary services performed hereunder, which extraordinary services shall include but not be limited to all costs and expenses incurred by the Trustee in making any annual or other reports or other documents referred to in Section 6.02; provided, however, that the amount of any such charge which has not been finally determined as of any Distribution Date may be estimated and any necessary adjustments shall be made. If the balances in the Income and Principal Accounts shall be insufficient to provide for amounts payable pursuant to this
Section 6.04, the Trustee shall have the power to sell Securities in the manner provided in Section 5.02; provided, however, that no Zero Coupon Obligations may be sold to pay the expenses of the Trust, including Trustee's fees unless the Depositor certifies to the Trustee in writing that the sale of such Zero Coupon Obligations will not reduce the maturity value per Unit of the Zero Coupon
Obligations  below  that  established  on the Date of  Deposit.  If Zero  Coupon
Obligations may not be sold and other Securities are not available in the Trust's Accounts to sell for such purpose, then such fees and expenses shall be paid by the Depositor. The Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of any such sale. Any monies payable to the Trustee under this subsection shall be secured by a prior lien on the Trust.

     In the event that Contract Obligations (1) are issued later than their expected date(s) of issue (but no more than two months after such expected date in the case of Contract Obligations originally deposited in the Trust and no more than one month after such expected date in the case of Replacement Contract Obligations) and (2) are deemed not be Failed Contract Obligations, the Trustee shall also reduce its fee by an amount equal to the amount of income, if any, which would have accrued on such Contract Obligations from the expected date of issue to the actual date of issue. If the Trustee's fee is inadequate to cover this additional amount of income, the Contract Obligations shall be deemed and treated as Failed Contract Obligations.

     The Trustee shall be indemnified ratable by the affected Trust and held harmless against any loss or liability accruing to it without negligence, bad faith or willful misconduct on its par, arising out of or in connection with the acceptance or administration of this Trust, including the costs and expenses (including counsel fees) of defending itself against any claim of liability in the premises, including any loss, liability of expense incurred in acting pursuant to written directions to the Trustee given by the Depositor from time to time in accordance with the provisions of this Indenture or in undertaking actions from time to time which the Trustee deems necessary in its discretion to protect the Trust and the rights and interests of the Unit holders pursuant to the terms of this Indenture. Any monies payable to the Trustee under this
Section 6.04 shall be secured by a lien on the Trust.

     SECTION 6.05. REMOVAL AND RESIGNATION OF TRUSTEE; SUCCESSOR. The following provisions shall provide for the removal and resignation of the Trustee and the appointment of any successor trustee:

     (a) The Trustee or any trustee or trustees hereafter appointed may resign and be discharged of the Trusts created by this Indenture, by executing an instrument in writing resigning as Trustee of such Trusts and filing same with the Depositor and mailing a copy of a notice of resignation to all Unit holders then of record, not less than 60 days before the date specified in such instrument when, subject to Section 6.05(e), such resignation is to take effect. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee as hereinafter provided, by written instrument, in duplicate, one copy of which shall be delivered to the resigning Trustee and one copy to the successor trustee. The Depositor may at any time, with or without cause, remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which shall be delivered to the Trustee so removed and one copy to the successor trustee. Notice of such resignation or removal of a trustee and appointment of a successor trustee shall be mailed by the successor trustee, promptly of a successor trustee shall be mailed by the successor trustee, promptly after its acceptance of such appointment, to each unit holder then of record.

     (b) Any successor trustee appointed hereunder shall execute, acknowledge and deliver to the Depositor and to the resigning or removed Trustee an instrument accepting such appointment hereunder, and such successor trustee without any further act, deed or conveyance shall become vested with all the rights, powers and duties and obligations of its predecessor hereunder with like effect as if originally named Trustee herein and shall be bound by all the terms and conditions of this Indenture. Upon the request of such successor trustee, the Depositor and the resigning or removed Trustee shall, upon payment of any amounts due the resigning or removed Trustee, or provision therefor to the satisfaction of such resigning or removed Trustee, execute and deliver an instrument acknowledged by it transferring to such successor trustee all the rights and powers of the resigning or removed Trustee; and the resigning or removed Trustee shall transfer, deliver and pay over to the successor trustee all Bonds and moneys at the time held by it hereunder, together with all necessary instruments of transfer and assignment or to her documents properly executed necessary to effect such transfer and such of the records or copies thereof maintained by the resigning or removed Trustee in the administration hereof as may be requested by the successor trustee, and shall thereupon be discharged from all duties and responsibilities.

     (c) In case at any time the Trustee shall resign and no successor trustee shall have been appointed and have accepted appointment within 30 days after notice of resignation has been received by the Depositor, the retiring Trustee may forthwith apply to a court of competent jurisdiction for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

     (d) Any corporation into which any trustee hereunder maybe merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which any trustee hereunder shall be a party, shall be the successor trustee under this Indenture without the execution or filing of any paper, instrument or further act to be done on the part of the parties hereto, anything herein, or in any agreement relating to such merger or consolidation, by which any such trustee may seek to retain certain powers, rights and privileges theretofore obtaining for any period of time following such merger or consolidation, to the contrary notwithstanding.

     (e) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to this Section shall become effective upon acceptance of appointment by the successor trustee as provided in subsection (b) hereof.

     SECTION 6.06. QUALIFICATIONS OF TRUSTEE. The Trustee shall be a corporation organized and doing business under the laws of the United States or any state thereof, which is authorized under such laws to exercise corporate trust powers and having at all times an aggregate capital, surplus and undivided profits of not less than $500,000.

                                   ARTICLE VII

                             RIGHTS OF UNIT HOLDERS

     SECTION 7.01. BENEFICIARIES OF TRUST. By the purchase and acceptance or other lawful delivery and acceptance of any Unit, the Unit holder shall be deemed to be a beneficiary of such Trust created by this Indenture and vested with all right, title and interest in such Trust to the extent of the Unit or Units set forth are subject to the terms and conditions of this Indenture

         SECTION 7.02. RIGHTS, TERMS AND CONDITIONS. In addition to the other rights and powers set forth in the other provisions and conditions of this Indenture, the Unit holders shall have the following rights and powers and shall be subject to the following terms and conditions:

     (a) A Unit holder may at any time tender his Units to the Trustee for redemption, subject to and in accordance with Section 5.02.

     (b) The death or incapacity of any Unit holder shall not operate to terminate this Indenture or a related Trust, nor entitle his legal representatives or heirs to claim an accounting or to take any action or proceeding in any court of competent jurisdiction for a partition or winding up of the Trust Fund or a related Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them. Each Unit holder expressly waives any right he may have under any rule of law, of the provisions of any statute, or otherwise, to require the Trustee at any time to account, in any manner other than as expressly provided in this Indenture, in respect of the Securities or moneys from time to time received, held and applied by the Trustee hereunder.

     (c) No Unit holder shall have any right to vote or in any manner otherwise control the operation and management of the Trust Fund, a related Trust, or the obligations and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, shall be construed so as to constitute the Unit holders from time to time as partners or members of an association; nor shall any Unit holder ever be under any liability to any third persons by reason of any action taken by the parties to this Indenture, or any other cause whatsoever.

                                  ARTICLE VIII

                 ADDITIONAL COVENANTS; MISCELLANEOUS PROVISIONS

     SECTION 8.01. AMENDMENTS. This Indenture may be amended from time to time by the Depositor and Trustee hereto or their respective successors, without the consent of any of the Unit holders (a) to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision contained herein; or (b) to make such other provision regarding matters or questions arising hereunder as shall not adversely affect the interests of the Unit holders; provided, however, that in no event may any amendment be made which would (1) alter the rights to the Unit holders as against each other, (2) provide the Trustee with the power to engage in business or investment activities other than as specifically provided in this Indenture or (3) adversely affect the characterization of the Trust as a grantor trust for federal income tax purposes. This Indenture may not be amended, however, without the consent of all Unit holders then outstanding, so as (1) to permit, except in accordance with the terms and conditions hereof, the acquisition hereunder of any Securities other than those specified in Schedule A to the Trust Agreement, or (2) to reduce the aforesaid percentage of Units the Holders of which are required to consent to certain amendments. This Indenture may not be amended so as to reduce the interest in the Trust represented by Units without the consent of all affected Unit holders.

     Promptly after execution of any such amendment, the Trustee shall furnish written notification to all then outstanding Unit holders of the substance of such amendment. It shall not be necessary for the consent of Unit holders under
Section 6.06, 9.01 or 10.0) to approve the particular from of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereby by Unit holders shall be subject to such reasonable regulations as the Trustee may prescribe.

     SECTION 8.02. TERMINATION. This Indenture and each Trust created hereby shall terminate upon the maturity, redemption, sale or other disposition as the case may be of the last Security held in such Trust hereunder unless sooner terminated as hereinbefore specified, and may be terminated at any time by the written consent of 100% of the Unit holders of the respective Trust; provided that in no event shall any Trust continue beyond December 31 of (a) the calendar year after the year in which the Zero Coupon Obligations deposited in the Trust have matured or (b) the calendar year preceding the fiftieth anniversary of the execution of this Indenture.

     Written notice of any termination, specifying the time or times at which the Unit holders holding Units may surrender such Units for Redemption and the date, determined by the Trustee, upon which the transfer books of the Trustee, maintained pursuant to Section 6.01, shall be closed with respect to the termination Trust shall be given by the Trustee to Unit holders of such terminated Trust. Within a reasonable period of time after such termination, the Trustee shall sell or distribute all of the Securities of such Trust then held, if any and shall:

     (a) deduct from the Income Account of such Trust or, to the extent that funds are not available in such Account of such Trust, from the Principal Account of such Trust, and pay to itself individually an amount equal to the sum of (I) its accrued compensation for its ordinary recurring services, (ii) any compensation due it for its extraordinary services in connection with such Trust, and (iii) any costs, expenses or indemnities in connection with such Trust as provided herein;

     (b) deduct from the Income Account of such Trust or, to the extent that funds are not available in such Account, from the Principal Account of such of such Trust, and pay accrued and unpaid fees of the Evaluator, the Portfolio Supervisor and counsel in connection with such Trust, if any,

     (c) deduct from the Income Account of such Trust or the Principal Account of such Trust any amounts which may be required to be deposited in the Reserve Account to provide for payment of any applicable taxes or other governmental charges and any other amounts which may be required to meet expenses incurred under this Indenture in connection with such Trust;

     (d) distribute to each Unit holder such Unit holder's interest in the balances of the Income and Principal Accounts and, on the conditions set forth in Section 3.04 hereof, the Reserve Accounts of the Trust in which he holds Units. The distribution shall consist of shares of the Mutual Fund held in the Trust at the date of computation and the proceeds of the maturity or other disposition of the Zero Coupon Obligations; provided, however, that not less than 60 nor more than 180 days prior to termination at the Mandatory Termination Date, the Trustee shall send a written notice to all Unit holders of record at such time, indicating that they may, if they so elect, have the proceeds received upon maturity of the Zero Coupon Obligations invested, at net asset value, in additional shares of the Mutual Fund. Such distribution shall be made to Unit holders of record as of the date of such computation and shall be distributed to them within five days or shortly thereafter;

     (e)  together with such distribution to each Unit holder as provided for in
          (d) furnish to each such Unit holder a final distribution statement as of the date of the computation of the amount distributable to Unit holders, setting forth the data and information in substantially the form and manner provided for in Section 3.06 hereof.

     The Trustee shall be under no liability with respect to moneys held by it in the Income, Reserve and Principal Accounts of a Trust upon termination except to hold the same in trust within the meaning of the Investment company Act of 1940, without interest until disposed of in accordance with the terms of this Indenture.

     SECTION 8.03. CONSTRUCTION. This Indenture is executed and delivered in the state of Pennsylvania, and all laws or rules of construction of such state shall govern the rights of the parties hereto and the Unit holders and the interpretation of the provision hereof.

     SECTION 8.04. WRITTEN NOTICE. Any notice, demand, direction or instruction to be given to the Depositor hereunder shall be in writing and shall be duly given if mailed or delivered to the Depositor, 555 North Lane, Suite 6160, Conshohocken, Pennsylvania, 19428, or such other address as shall be specified by the Depositor to the other parties hereto in writing.

     Any notice, demand, direction or instruction to be given to the Trustee shall be in writing and shall be duly given if delivered to the corporate trust office of the Trustee, 555 North Lane, Suite 6160, Conshohocken, Pennsylvania, 19428, Attention: Unit Investment Trust Division, or such other address as shall be specified by the Trustee to the other parties in writing.

     Any notice, demand, direction or instruction to be given to the Evaluator hereunder shall be in writing and shall be duly given if mailed or delivered to the Evaluator at 555 North Lane, Suite 6160, Conshohocken, Pennsylvania, 19428, or at such other address as shall be specified by the Evaluator to the other parties hereto in writing.

     Any notice, demand direction or instruction to be given to the Portfolio Supervisor shall be in writing and shall be duly given if mailed or delivered to the Portfolio Supervisor at 555 North Lane, Suite 6160, Conshohocken,
Pennsylvania, 19428, or such other address as shall be specified by the Portfolio Supervisor to the other parties in writing.

     Any notice to be given to the Unit holders shall be duly given if mailed by first class mail with postage prepaid or delivered to each Unit holder at the address of such holder appearing on the registration books of the Trustee.

     SECTION 8.05. SEVERABILITY. If any one or more of the covenants, agreements provisions or terms of this Indenture shall be held contrary to any express provision of law or contrary to policy of express law, though not expressly prohibited, or against public policy, or shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Indenture and shall in no way affect the validity or enforceability of the other provisions of this Indenture or the rights of the holders thereof.

     SECTION 8.06. DISSOLUTION OF DEPOSITOR NOT TO TERMINATE. The dissolution of the Depositor for any cause whatsoever shall not operate to terminate this Indenture or any Trust Fund insofar as the duties and obligations of the Trustee are concerned.

                           SCHEDULE TO TRUST AGREEMENT

                         Securities Initially Deposited
                         Enhanced Index Trust, Series 1


(Note: Incorporated herein and made a part hereof for the Trust is the "Schedule of Investments" for the Trust as set forth in the Prospectus.)

     IN WITNESS WHEREOF, Enhanced Index Distributors, LLC, Declaration Fund and Declaration Service Company have each caused these Standard Terms and Conditions of Trust to be executed and the respective corporate seal to be hereto affixed and attested by authorized officers; all as of the day, month and year first above written.

                                        ENHANCED INDEX DISTRIBUTORS, LLC
                                        Depositor

                                        By /Anthony J. Fischer/
                                   ___________________________________
(SEAL)

Attest:
/Linda K. Coyne/
-------------

                                        DECLARATION FUND
                                        Trustee

                                        By /Terence P. Smith/
                                    ___________________________________
                                           President

(SEAL)

Attest:
/Linda K. Coyne/
-------------
Secretary
                                        DECLARATION SERVICE COMPANY
                                        Evaluator

                                        By /Terence P. Smith/
                                    ___________________________________
                                           Chief Executive Officer